UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2005

WILLIS LEASE FINANCE CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-28774	68-0070656
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2320 Marinship Way, Suite 300
Sausalito, California 94965
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:    (415) 275-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K/A amends the Form 8-K filed by Willis Lease Finance Corporation (the “Company”) on December 15, 2005 to correct a typographical error by changing $46 million to $48 million and $92 million to $96 million.

Item 1.01.  Entry into a Material Definitive Agreement.

On December 9, 2005 WOLF A340, LLC, a Delaware limited liability company, (“WOLF”) in which the Company holds a fifty percent membership interest, entered into two Sale and Purchase Agreements with Boeing Aircraft Holding Company each of which provides for the purchase by WOLF of one Airbus A340-313 aircraft for a purchase price of $48 million, or a total for two aircraft of $96 million.  These aircraft are currently leased to Emirates with remaining lease terms of ninety and ninety two months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 16, 2005

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Thomas C. Nord
Thomas C. Nord
Senior Vice President and General Counsel